SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   April 10, 2003

NATIONAL VISION, INC.
(Exact name of registrant as specified in its charter)

Commission File No: 0-20001

Georgia	58-1910859
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

296 Grayson Highway
Lawrenceville, Georgia 30045

(770)-822-3600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE.

The Company has previously announced that:

  it will restate its 2001 financial statements to adjust deferred income tax assets and liabilities that were recorded under "fresh start" accounting upon the Company's emergence from bankruptcy proceedings;

  the restatement will require a re-audit of these financial statements by the current auditors of the Company; and

  as a result of the re-audit, the Company will be unable to timely file its Form 10-K for fiscal 2002.

To provide current information about its financial condition and operations pending completion of the re-audit, the Company has decided to furnish the information set forth on the attached Exhibit 99.1 (such information, the "Supplemental Disclosure").

With respect to the Supplemental Disclosure:

  all financial information contained therein for fiscal 2002 is unaudited; and

  although presented in the form of a Form 10-K, the Supplemental Disclosure is not and should not be deemed to be a report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Date: April 10, 2003	By: /s/ Angus Morrison
Angus Morrison Senior Vice President Chief Financial Officer